UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31932 (Commission File Number)	88-0464853 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)
Registrant’s telephone number, including area code (310) 444-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
HYTHIAM TO COMMENCE INITIAL PROMETA TREATMENTS FOR INDUSTRY UNION COLLECTIVE THROUGH ONE OF NATION’S LARGEST MANAGED CARE ORGANIZATIONS
Pilot Program Will Serve as Template for Continued Managed Care Organization Adoption
An industry coalition of employers and unions is working with the coalition’s existing behavioral health provider (one of the nation’s largest managed care providers) in order to assess adoption of the PROMETA® Treatment Programs for their approximately 100,000 members and dependents, across over 40 unions and affiliates. Due to the sensitivity involved in substance dependence referrals, confidentiality is being maintained at this time. Hythiam anticipates that the results from this initial implementation will demonstrate integrated behavioral and medical savings and support wider scale adoption across this and other health plans.
The PROMETA Treatment Program will be offered initially to a limited number of volunteers from the union membership. Treatment outcomes and member utilization of services will be followed for six months, however wider-scale implementation may commence at any point during the program. The majority of the medical and nutritional aspects of the PROMETA Treatment Program will be conducted at the PROMETA Center® in Santa Monica, CA. The psychosocial care, as well as general oversight of the pilot program will be provided by the above mentioned managed care organization and its existing network of providers.
Due to the high costs associated with the treatment of substance dependence and the concomitant medical costs, Hythiam’s initial efforts have been focused on providing a return on investment directly to the managed care, union or employer payor, by improving outcomes on their high-utilizing and high-cost patients. This arrangement will create value directly to the union health purchasing coalition and their members. This development will increase adoption by additional employers, collectives, and health plans looking to adopt high quality substance dependence treatment for their covered lives. Hythiam anticipates that the release of double-blind placebo-controlled data sets within approximately the next several weeks will further increase adoption.
Forward-looking Statements
The forward-looking comments contained in this report involve risks and uncertainties, and actual results may differ materially from those discussed above due to factors such as, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry, as well as those discussed in Hythiam’s other reports filed with the Securities and Exchange Commission, copies of which are available on its website at http://www.sec.gov. Except as required by law, Hythiam disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
Date: September 26, 2007	By:	/s/ CHUCK TIMPE
Chuck Timpe
Chief Financial Officer